Exhibit 99.1

News Release

AXCELIS ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER 2014

First Purion H™ High Current Implanter Shipped

BEVERLY, Mass. — August 4, 2014—Axcelis Technologies, Inc. (Nasdaq: ACLS) today announced financial results for the second quarter ended June 30, 2014. Highlights for the quarter were:

•                  The first Purion H™ high current implanter was shipped to a leading Asia-Pacific chipmaker, where it will join Purion XE™ and Purion M™ systems already in place. This customer now has all three members of the Purion product family and will be the first to truly see the benefit of the ‘Power of Purion’.

•                  Received the third order for the innovative Purion M™ medium current implanter from a large foundry after a successful evaluation.

•                  Achieved “Ranked 1st” Awards in the Annual VLSIresearch Customer Satisfaction Survey. Customers voted Axcelis #1 in THE BEST Suppliers of Fab Equipment, #1 in Implant Equipment, and the #1 10 BEST Focused Supplier.

The Company reported second quarter revenue of $41.2 million, compared to $60.8 million for the first quarter of 2014. Loss from operations for the quarter was $6.1 million, compared to operating income of $0.3 million for the first quarter of 2014. Net loss for the quarter was $6.9 million, or $(0.06) per share. This compares to net income for the first quarter of 2014 of $0.2 million, or $0.00 per share. Cash and cash equivalents were $35.6 million at June 30, 2014 compared with $43.0 million at March 31, 2014.

Chairman and CEO Mary Puma said, “Momentum for Purion products continues as customers recognize advantages in precision, purity and productivity the platform provides for advanced planar and 3D processes. The current industry pause gives Purion products additional time to be evaluated and adopted. When spending resumes, Axcelis will be better positioned to sell the full family of Purion products.”

Kevin Brewer, executive vice president and CFO added, “In light of market conditions, we have implemented a series of cost cutting actions that in the third quarter bring our quarterly breakeven to under $50M and our operating cash breakeven to under $42M. We will continue to make investments in Purion platform development and product penetrations, and customer satisfaction, that will deliver top line growth.”

Second Quarter 2014 Conference Call

The Company will host a conference call today at 5:00 pm ET to discuss results for the second quarter 2014. The call will be available to interested listeners via an audio webcast that can be accessed through the Investors page of Axcelis’ website at www.axcelis.com, or by dialing 1.888.680.0879 (1.617.213.4856 outside North America).  Participants calling into the conference call will be requested to provide the company name, Axcelis Technologies, and pass code: 57721554. Webcast replays will be available for 30 days following the call.

Safe Harbor Statement

The conference call will contain forward-looking statements under the SEC safe harbor provisions. These statements, which include our guidance for future financial performance, are based on management’s current expectations and should be viewed with caution. They are subject to various risks and uncertainties, many of which are outside the control of the Company, including the timing of orders and shipments, the conversion of orders to revenue in any particular quarter, or at all, the continuing demand for semiconductor equipment, relative market growth, continuity of business relationships with and purchases by major customers, competitive pressure on sales and pricing, increases in material and other production costs that cannot be recouped in product pricing and global economic, political and financial conditions. These risks and other risk factors relating to Axcelis are described more fully in the most recent Form 10-K filed by Axcelis and in other documents filed from time to time with the Securities and Exchange Commission.

About Axcelis:

Axcelis (Nasdaq: ACLS), headquartered in Beverly, Mass., has been providing innovative, high-productivity solutions for the semiconductor industry for over 35 years. Axcelis is dedicated to developing enabling process applications through the design, manufacture and complete life cycle support of ion implantation systems, one of the most critical and enabling steps in the IC manufacturing process. Learn more about Axcelis at www.axcelis.com.

Company Contacts

Investor Relations:

Doug Lawson
978.787.9552

Editorial/Media:

Maureen Hart
978.787.4266

Axcelis Technologies, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenue:
Product	$34,795	$40,769	$89,810	$75,220
Services	6,355	6,732	12,180	13,006
Total revenue	41,150	47,501	101,990	88,226
Cost of revenue:
Product	21,021	25,457	54,823	47,638
Services	5,645	5,307	10,943	10,910
Total cost of revenue	26,666	30,764	65,766	58,548

Gross profit	14,484	16,737	36,224	29,678

Operating expenses:
Research and development	8,845	8,503	18,102	17,709
Sales and marketing	5,037	5,594	10,513	10,796
General and administrative	6,494	6,412	12,975	13,001
Gain on sale of dry strip assets and intellectual property	—	(799)	—	(1,167)
Restructuring charges	160	421	360	2,222
Total operating expenses	20,536	20,131	41,950	42,561

Loss from operations	(6,052)	(3,394)	(5,726)	(12,883)

Other income (expense):
Interest income	2	3	4	6
Interest expense	(257)	(51)	(508)	(115)
Other, net	(362)	(314)	(70)	580
Total other income (expense)	(617)	(362)	(574)	471

Loss before income taxes	(6,669)	(3,756)	(6,300)	(12,412)

Income taxes	231	263	426	596

Net loss	$(6,900)	$(4,019)	$(6,726)	$(13,008)

Net loss per share
Basic and Diluted	$(0.06)	$(0.04)	$(0.06)	$(0.12)

Shares used in computing net loss per share:
Basic and diluted weighted average common shares	111,212	108,409	110,932	108,319

Axcelis Technologies, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$35,588	$46,290
Accounts receivable, net	32,067	36,587
Inventories, net	106,650	95,789
Prepaid expenses and other current assets	7,572	6,242
Total current assets	181,877	184,908

Property, plant and equipment, net	31,340	32,006
Long-term restricted cash	825	825
Other assets	12,539	15,810
Total assets	$226,581	$233,549

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,379	$19,451
Accrued compensation	3,975	4,845
Warranty	1,326	1,316
Income taxes	430	417
Deferred revenue	4,227	4,387
Current portion of long-term debt	1,054	471
Other current liabilities	3,681	4,573
Total current liabilities	32,072	35,460

Long-term debt	13,946	14,529
Long-term deferred revenue	101	322
Other long-term liabilities	7,136	7,236
Total liabilities	53,255	57,547

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 30,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 300,000 shares authorized; 111,643 shares issued and 111,523 shares outstanding at June 30, 2014; 110,225 shares issued and 110,105 shares outstanding at December 31, 2013	112	110
Additional paid-in capital	514,946	510,992
Treasury stock, at cost, 120 shares at June 30, 2014 and December 31, 2013	(1,218)	(1,218)
Accumulated deficit	(346,347)	(339,621)
Accumulated other comprehensive income	5,833	5,739
Total stockholders’ equity	173,326	176,002
Total liabilities and stockholders’ equity	$226,581	$233,549

Axcelis Technologies, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six months ended
	June 30,
	2014	2013
Cash flows from operating activities
Net loss	$(6,726)	$(13,008)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	2,299	2,719
Gain on sale of dry strip assets and intellectual property	—	(1,167)
Deferred taxes	334	52
Stock-based compensation expense	2,182	1,644
Provision for excess and obsolete inventory	244	2,370
Changes in operating assets & liabilities:
Accounts receivable	4,493	(5,587)
Inventories	(10,917)	431
Prepaid expenses and other current assets	(1,334)	(1,049)
Accounts payable and other current liabilities	(3,860)	5,642
Deferred revenue	(377)	(891)
Income taxes	13	(48)
Other assets and liabilities	1,794	(1,905)
Net cash used for operating activities	(11,855)	(10,797)

Cash flows from investing activities
Proceeds from sale of dry strip assets and intellectual property	—	1,200
Purchases of property, plant, and equipment	(567)	(336)
Decrease in restricted cash	—	2
Net cash (used for) provided by investing activities	(567)	866

Cash flows from financing activities
Proceeds from exercise of stock options	1,583	206
Proceeds from Employee Stock Purchase Plan	227	197
Net cash provided by financing activities	1,810	403
Effect of exchange rate changes on cash and cash equivalents	(90)	(819)
Net decrease in cash and cash equivalents	(10,702)	(10,347)
Cash and cash equivalents at beginning of period	46,290	44,986
Cash and cash equivalents at end of period	$35,588	$34,639